STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (this “Agreement”) is made and entered into effective as of the 24th day of November, 2015, by and between Endeavour Cooperative Partners, LLC (“Purchaser”) and Prosperity Systems, Inc. (“Seller”).

RECITALS

WHEREAS, Purchaser and Seller each hold a 50% interest (500,000 shares) in Stock Market Manager, Inc. (the “Company”), and Seller wishes to sell and Purchaser wishes to buy all of Seller’s interests in the Company, subject to the terms and conditions of this Agreement.

AGREEMENT

NOW THEREFORE, in consideration of the premises and mutual covenants, agreements, understandings, undertakings, warranties and promises, and intending to be legally bound thereby, Purchaser and Seller (each, a “Party,” and collectively, the “Parties”), do hereby covenant and agree as follows:

1.

PURCHASE AND SALE OF STOCK

1.1

Purchase Price.  Upon the terms and subject to the conditions set forth in this Agreement, Seller agrees to sell to Purchaser, and Purchaser agrees to purchase from Seller, five hundred thousand (500,000) restricted shares of the Company’s common stock (the “Shares”) at a purchase price of THIRTY NINE THOUSAND DOLLARS AND 00/100 ($39,000.00) (the “Purchase Price”).

1.2

Payment of Purchase Price.  Purchaser shall pay the Seller the Purchase Price via a promissory note (“Note”) in Seller’s favor, attached hereto as Exhibit A, in the amount of the Purchase Price. The Note shall mature in five (5) years. Interest will be payable quarterly and accrue at a rate of 3% per year. There shall be no prepayment penalty and no principal shall be due until maturity.

1.3

Closing. The sale and purchase of the Shares shall close on November 24, 2015 (“Closing Date”).

1.4

Closing Deliveries.

(a)

On or before the Closing Date, Seller will deliver or cause to be delivered to Purchaser (i) a signed copy of this Agreement, and (ii) an executed stock assignment in the form attached hereto as Exhibit B.

(b)

On or before the Closing Date, Purchaser will deliver or cause to be delivered to Seller (i) and executed copy of this Agreement, and (ii) an executed copy of the Note.

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2.

COVENANTS, REPRESENTATIONS AND WARRANTIES

The Parties hereby covenant, represent and warrant as follows:

2.1

Authorization; Binding Effect.  Each Party has all requisite power and authority to (i) execute and deliver this Agreement, and (ii) to carry out and perform its obligations under the terms of this Agreement.  This Agreement has been duly authorized, executed and delivered and constitutes the legal, valid and binding obligations of the Party, enforceable in accordance with its respective terms, except, in each case, as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other laws relating to or affecting the enforcement of creditors’ rights generally in effect from time to time and by general principles of equity.

2.2

No Conflicts with Agreements, Etc.  Neither the execution and delivery of this Agreement nor the fulfillment of or compliance with the terms and provisions hereof, nor the transfer of the shares to be transferred hereunder, will conflict with, or result in a breach or violation of any of the terms, conditions or provisions of, or constitute a default under, any contract, agreement, mortgage, indenture, lease, instrument, order, judgment, statute, law, rule or regulation to which the Party is subject.

2.3

 Valid Issuance of Shares. Seller represents that all Shares to be transferred, shall be duly and validly issued, fully paid, and nonassessable, and will be transferred free of liens, encumbrances and restrictions on transfer other than (a) restrictions on transfer under applicable state and federal securities laws, and (b) restrictions on transfer under the issuing entity’s governing documents.

2.4

Restricted Securities. The Parties understand that the Shares are characterized as “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, such Party must hold the shares indefinitely unless subsequently registered with the Securities and Exchange Commission (“SEC”) and qualified by state authorities, or an exemption from such registration and qualification requirements is available.

3.

GENERAL PROVISIONS

3.1

Attorneys’ Fees.  If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover actual attorneys’ fees and other costs incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

3.2

Further Assurances.  Subject to the terms and conditions of this Agreement, each of the Parties hereto will use all reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions pursuant to this Agreement.

3.3

Successors and Assigns.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.

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Nothing in this Agreement, express or implied, is intended to confer upon any party other than the signatories hereto any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

3.4

Assignment. Anything in this Agreement to the contrary notwithstanding, the Parties may not assign any of their rights or interests in and under this Agreement without the prior written consent of the other Party, and any attempted assignment without such consent shall be null and void and without any force or effect whatsoever.

3.5

Governing Law; Venue.  This Agreement shall be governed by and construed under the laws of the State of Florida, disregarding any principles of conflicts of law that would otherwise provide for the application of the substantive law of another jurisdiction.

3.6

Counterparts.  The Parties agree that this Agreement may be executed in one (1) or more counterparts, each of which shall be an original, and all of which, taken together, shall constitute one (1) and the same instrument.  The Parties further agree that this Agreement may be executed by telecopy or fax of the signature page, which countersigned faxed signature will for all purposes be deemed an execution.

3.7

Notices.  Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing, and shall be deemed effectively given upon personal delivery to the Party to be notified, or four (4) days after deposit with the United States Post Office, postage prepaid and addressed to the Party to be notified.  Any notice to a Party shall be sent to its addresses set forth on the signature pages hereof, or at such other address as a Party may designate by written notice to the other Party.

3.8

Entire Agreement; Amendments and Waivers.  This Agreement constitutes the full and entire understanding and agreement between the Parties with regard to the subjects hereof, and supersedes any and all prior or contemporaneous written or oral negotiations, agreements, representations, and understandings of the Parties with respect to such subject matter.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Parties.

3.9

Severability.  If one (1) or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

3.10

Interpretation.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. No rule of construction or interpretation that disfavors the party drafting this Agreement or any of its provisions will apply to the interpretation of this Agreement.  Instead, this Agreement will be interpreted according to the fair meaning of its terms. Where the context or construction requires, all words applied in the plural shall be deemed to have been used in the singular, and vice versa; the masculine shall include the feminine and neuter, and vice versa; and the present tense shall include the past and future tense, and vice versa.

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[signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Stock Purchase Agreement as of the date first set forth above.

“Purchaser”

Endeavour Cooperative Partners, LLC

X:	/s/ Carl Dilley
Printed:	Carl Dilley
Its:	Authorized Representative

Dated:	November 24, 2015

Address:

“Seller”

Prosperity Systems, Inc.

X:	/s/ Marco Alfonsi
Printed:	Marco Alfonsi
Its:	Authorized Representative

Dated:	November 24, 2015

Address:

By its signature hereunder, Wrapmail, Inc., as Seller’s sole shareholder, hereby consents to the sale of Shares from Seller to Purchaser.

X:	/s/ Marco Alfonsi
Printed:	Marco Alfonsi

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EXHIBIT A

EXHIBIT B

PROMISSORY NOTE

$39,000.00

November 24, 2015

FOR VALUE RECEIVED, Endeavour Cooperative Partners, LLC (the “Maker”), promises to pay to Prosperity Systems, Inc. or its designated assign (the “Holder”) the principal sum of THIRTY NINE THOUSAND DOLLARS ($39,000.00), together with accrued interest, pursuant to the terms of this promissory note (“Note”).

1.

Interest.  Interest shall accrue at a simple rate equal to 3% per year. Interest shall be payable quarterly and calculated on the basis of a 360 day year comprised of 12 equal months. The Maker shall make payments in the lawful money of the United States of America and in immediately available funds to Holder’s address as listed with the Florida secretary of State or as otherwise directed by Holder.

2.

Maturity.  This Note shall mature on the date five years from the date hereof, at which time all principal and unpaid interest shall become due and payable in full.

3.

Acceleration.  The occurrence of any of the following events shall, at Holder's option, Holder make all sums of principal set forth on this note immediately due and payable:  (a) default in the payment when due of any part or installment of principal or interest, subject to a 15 day grace period; (b) insolvency, commission of an act of bankruptcy, general assignment for benefit of creditors, filing of any petition in bankruptcy or for relief under the provisions of the national bankruptcy act, or any other law or laws for the relief of or relating to debtors, of, by, or against the undersigned; or (c) appointment of a receiver or trustee to take possession of any property of the undersigned.

4.

Governing Law.  This Note shall be governed by the laws of the State of Florida, excluding its conflict of laws rules.

5.

Waiver.  The Maker waives presentment, protest and demand, notice of protest, notice of demand and dishonor, and notice of nonpayment of this Note. The Maker expressly agrees that this Note or any payment under this Note may be extended by Holder from time to time without in any way affecting the liability of the Maker.  Any of the terms or conditions of this Note may be waived by Holder, but no such waiver shall affect or impair the rights of Holder to require observance, performance, or satisfaction, either of that term or condition as it applies on a subsequent occasion or of any other term or condition of this Note.

6.

Enforcement Costs.  The prevailing party in any action (i) to collect payment on this Note, (ii) in connection with any dispute that arises as to its enforcement, validity, or interpretation, whether or not legal action is instituted or prosecuted to judgment, or (iii) to enforce any judgment obtained in any related legal proceeding, shall be entitled to all costs and expenses incurred, including attorney fees.

7.

Construction.  If any provision or any word, term, clause, or part of any provision of this Note shall be invalid for any reason, the same shall be ineffective, but the remainder of this Note and of the provision shall not be affected and shall remain in full force and effect.

8.

Assignment.  The Maker shall not have the right to assign the Maker’s obligations under this Note without the prior written consent of the Holder.  Any attempted assignment by the Maker without Holder’s prior written consent shall be void.  Holder shall be entitled to assign or transfer the Holder’s rights under this Note to any third party without the consent of the Maker.

IN WITNESS HEREOF, this Note is executed as of the date indicated above.

MAKER:

Endeavour Capital Partners, LLC

By: /s/ Carl Dilley

Printed: Carl Dilley

Title: Authorized Representative